Exhibit 99.1

News Release
Media Line: 410 470-7433
www.constellationenergypartners.com

Media Contact:	Lawrence McDonnell
410 470-7433
Investor Contacts:	Tonya Cultice
410 470-5619

Constellation Energy Partners Releases Statement Regarding Constellation Energy

Announcement That It Intends to Sell Its Upstream Gas Assets

HOUSTON, August 28, 2008—Constellation Energy Partners LLC (NYSE Arca: CEP) today released a statement regarding the announcement by Constellation Energy (NYSE: CEG) that it intends to sell its upstream gas assets.

“We have been informed of Constellation Energy’s decision to sell its upstream gas assets,” said Stephen R. Brunner, president and chief executive officer of Constellation Energy Partners. “Constellation Energy informed us that they are committed to continuing to provide all the services to the company as agreed to in its Management Services Agreement. We value our strategic relationship with Constellation Energy and appreciate their commitment to continue to provide ongoing support to our company. We intend to work closely with our Board of Managers and the management team at Constellation Energy to evaluate the potential impact that their current and future decisions may have on our company. As we move forward through the process we will focus on developing a plan that is in the interests of our company and unitholders.

“We do not expect any immediate impact on our business operations and we remain focused on running the business and executing on our strategic plan. We continue to focus on achieving our 2008 commitments and delivering cash flow stability and future growth to our unitholders.”

Forward-Looking Statements

We make statements in this news release that are considered forward- looking statements within the meaning of the Securities Exchange Act of 1934. These forward-looking statements are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this news release are not guarantees of future performance, and we cannot assure you that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our SEC filings and elsewhere in those filings. All forward-looking statements speak only as of the date of this news release. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

Constellation Energy Partners LLC, (http://www.constellationenergypartners.com), is a limited liability company focused on the acquisition, development and exploitation of oil and natural gas properties, as well as related midstream assets.

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